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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF POWELL INDUSTRIES, INC.


NAME OF DOMESTIC SUBSIDIARY                          STATE OF INCORPORATION
---------------------------                          ----------------------

Delta-Unibus Corp.                                   Illinois
Powell Electrical Manufacturing Co.                  Delaware
     Powell Power Electronics Company, Inc.          Delaware
Powell-Process Systems, Inc. (Inactive)              Utah
Powell-ESCO Company                                  Texas
Unibus, Inc.                                         Ohio
Powell Energy Systems Inc. (Inactive)                Nevada
Transdyn Controls, Inc.                              California
Traction Power Systems, Inc.                         Delaware


NAME OF FOREIGN SUBSIDIARY                           COUNTRY OF INCORPORATION
---------------------------                          ------------------------

Powell Foreign Sales Corporation                     Barbados, West Indies